EXHIBIT 99.1


                                STOCK UNIT AWARD

Dear ________:

     The following terms and conditions shall govern the Stock Unit Award granted by Lazard Ltd (the "Company") to you on ______ (the "Grant Date"):

1.  GRANT AND VESTING OF STOCK UNITS.

     (a) Subject to the provisions of this Award (as defined below) and to the provisions of the Company's 2005 Equity Incentive Plan (the "Plan"), the Company has granted you, as of the Grant Date, ________ Stock Units (the "Stock Units"), with each full Stock Unit corresponding to one Share (the "Award"). All capitalized terms used herein, to the extent not defined, shall have the meaning set forth in the Plan. The Stock Units shall at all times be vested and shall not be subject to forfeiture, but shall not be settled prior to the time provided for settlement pursuant to Sections 1(b) and 1(c) below.

     (b) In the event that you resign, retire, or otherwise cease to be a director of the Company for any reason after the date hereof, all Stock Units shall be settled, PROVIDED that, in the event that such event does not qualify as a "separation of service" from the Company within the meaning of Section 409A(a)(2)(B)(i) of the Code and the regulations thereunder (a separation that does so qualify, a "Qualifying Separation"), such automatic settlement shall occur upon your Qualifying Separation from the Company, and, PROVIDED, FURTHER, that if you have become a "specified employee" (as defined in Section 409A(a)(2)(B)(i) of the Code) as of the date of settlement provided for by this sentence, the date of settlement shall instead be the first business day that is at least six months following your Qualifying Separation.

     (c) Notwithstanding the foregoing, in the event of a Change in Control, all Stock Units shall automatically be settled, PROVIDED that, in the event that such Change in Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder, such Stock Units shall not be settled until the date upon which they would have been settled pursuant to Section 1(b) above.

2.  SETTLEMENT OF UNITS.

     Upon the settlement event specified in Section 1 above, the Company shall, subject to Section 6 below, issue one Share and cause to be delivered to you one or more unlegended, freely-transferable stock certificates in respect of each Share subject to the Stock Units (PROVIDED that in respect of any fractional Stock Unit, the Company shall, subject to Section 6, pay you cash in an amount equal to the product of such fraction and the Fair Market Value of a Share on the date of such settlement event).

3.  NONTRANSFERABILITY OF THE STOCK UNITS.

     Until such time as the Stock  Units are  ultimately  settled as provided in
Section 2 above, the Stock Units shall not be transferable by you by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise.

4.  RIGHTS AS A STOCKHOLDER.

     Until such time as the Stock Units are ultimately settled as provided in
Section 2 above, you shall not be entitled to any rights of a stockholder with respect to the Stock Units (including, without limitation, any voting rights or rights with respect to dividends). Notwithstanding the foregoing, if the Company declares and pays cash dividends on the Common Stock prior to settlement of the Stock Units, the Company will pay you as soon as practicable following such dividend payment date an amount that is equivalent to the aggregate dividend that would have been paid with respect to the Stock Units if they were actual Shares on the dividend record date, PROVIDED that dividends and distributions other than regular quarterly cash dividends may result in an adjustment pursuant to Section 3(c) of the Plan rather than dividend equivalent treatment pursuant to this sentence.

5.  PAYMENT OF TRANSFER TAXES, FEES AND OTHER EXPENSES.

     The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares received by you in connection with the Stock Units, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

6.  OTHER RESTRICTIONS.

     (a) The Stock Units shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law is required, or (ii) the consent or approval of any government regulatory body is required, then in any such event, the grant of Stock Units shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     (b) Any Shares issued upon settlement of the Stock Units shall be subject to the Company's policies regarding compliance with securities laws, including but not limited to its Securities Trading Policy (as in effect from time to time and any successor policies), and, pursuant to these policies, you shall be required to obtain pre-clearance from the General Counsel of the Company prior to purchasing or selling any of the Company's securities.

7.  TAXES.

     You shall be responsible for the payment of any taxes with respect to the Stock Units.

8.  EFFECT OF AWARD.

     Except as otherwise provided hereunder, this Award shall be binding upon and shall inure to the benefit of any successor or successors of the Company. The invalidity or enforceability of any provision of this Award shall not affect the validity or enforceability of any other provision of this Award.

9.  LAWS APPLICABLE TO CONSTRUCTION; CONSENT TO JURISDICTION.

     This Award shall be governed by and construed in accordance with the laws of the State of New York (United States of America), without regard to principles of conflict of laws which could cause the application of the law of any jurisdiction other than the State of New York. In addition to the terms and conditions set forth in this Award, the Stock Units are subject to the terms and conditions of the Plan, which is hereby incorporated by reference.

10.  CONFLICTS AND INTERPRETATION.

     In the event of any conflict between this Award and the Plan, the Plan shall control. In the event of any ambiguity in this Award, or any matters as to which this Award is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

11.  AMENDMENT.

     This Award may not be modified, amended or waived except by an instrument in writing signed by both the Company and you; PROVIDED that any such modification, amendment or waiver of any provision of Section 6 shall only be permitted at a time when you are otherwise permitted to effect sales under the Company's trading policies and at a time when you are not aware of any material nonpublic information concerning the Company or its securities.

12.  SECTION 409A

     The Company believes that the Stock Units constitute "deferred compensation" within the meaning of Section 409A of the Code, and it is the intention and belief of the Company that the provisions of this Award comply in all respects with Section 409A of the Code. If the Company determines after the Grant Date that an amendment to this Award is necessary to ensure the foregoing, it may, notwithstanding Section 11, make such amendment, effective as of the Grant Date or any later date, without your consent (PROVIDED that any such amendment shall be narrowly tailored to achieve such compliance with as limited deviation from the intent of this Award as of the date hereof as is practicable).

13.  HEADINGS.

     The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Award.



                                          Sincerely,

                                          _____________________________________
                                          Name:
                                          Title:


                                          On behalf of Lazard Ltd



                                      -3-